                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
               SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /x/                             / /     Confidential, for Use of the
Filed by a Party other than the Registrant / /                  Commission Only (as permitted
Check the appropriate box:                                      by Rule 14a-6(e)(2)

/ /     Preliminary Proxy Statement
/ /     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/     Definitive Proxy Statement
/ /     Definitive Additional Materials
/ /     Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                  AVIGEN, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/     No fee required.
/ /     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)     Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

(2)     Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

(4)     Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

(5)     Total fee paid:

--------------------------------------------------------------------------------

/ /     Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)     Amount Previously Paid:

--------------------------------------------------------------------------------

(2)     Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

(3)     Filing Party:

--------------------------------------------------------------------------------

(4)     Date Filed:

--------------------------------------------------------------------------------

                                      LOGO
                         1201 HARBOR BAY PARKWAY, #1000
                               ALAMEDA, CA 94502

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 22, 1996
                         ------------------------------

TO THE STOCKHOLDERS OF AVIGEN, INC.:

     Notice Is Hereby Given that the Annual Meeting of Stockholders of Avigen, Inc., a Delaware corporation (the "Company"), will be held on Friday, November 22, 1996, at 9:00 a.m. local time at 1201 Harbor Bay Parkway, #1000, Alameda, CA for the following purpose:

          1. To elect three directors to hold office until the 1999 Annual Meeting of Stockholders.

          2. To ratify the selection of Ernst & Young, LLP as independent auditors of the Company for its fiscal year ending June 30, 1997.

          3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on October 15, 1996, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.
                                          By Order of the Board of Directors


                                          THOMAS J. PAULSON
                                          Secretary
Alameda, California
October 22, 1996

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                      LOGO
                         1201 HARBOR BAY PARKWAY, #1000
                               ALAMEDA, CA 94502

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                               NOVEMBER 22, 1996

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Avigen, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on November 22, 1996, at 9:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 1201 Harbor Bay Parkway, #1000, Alameda, CA. The Company intends to mail this proxy statement and accompanying proxy card on or about October 22, 1996, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of Common Stock at the close of business on October 15, 1996 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on October 15, 1996 the Company had outstanding and entitled to vote 7,285,193 shares of Common Stock.

     Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 1201 Harbor Bay Parkway, #1000, Alameda, CA 94502, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

     Proposals of stockholders that are intended to be presented at the Company's 1997 Annual Meeting of Stockholders must be received by the Company not later than July 23, 1997 in order to be included in the proxy statement and proxy relating to that Annual Meeting. Stockholders are also advised to review the Company's By-laws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

     The Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-laws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified, or until such director's earlier death, resignation or removal.

     The Board of Directors is presently composed of eight members. There are three directors in the class whose term of office expires in 1996. Each of the nominees for election to this class is currently a director of the Company who was previously elected by the stockholders. If elected at the Annual Meeting, each of the nominees would serve until the 1999 annual meeting and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

     Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 1999 ANNUAL MEETING

CLASS I DIRECTORS

JOHN MONAHAN, PH.D.

     John Monahan, Ph.D., 49, has served as President, Chief Executive Officer and a director of the Company since its inception in 1992. Prior to joining Avigen, Dr. Monahan was Vice President of Research and Development at Somatix Therapy Corporation ("Somatix"), a gene therapy company, from 1989 to 1992, where he was responsible for the initiation and development of all research programs. From 1983 to 1988, he was Director of Molecular and Cell Biology at Berlex Laboratories, a pharmaceutical company. From 1981 to 1983, he was Group Research Chief at Hoffmann La Roche, a pharmaceutical company. Dr. Monahan received his Ph.D. in biochemistry from McMaster University, Hamilton, Canada and his B.S. degree in science from University College, Dublin, Ireland.

ZOLA HOROVITZ, PH.D.

     Zola Horovitz, Ph.D., 62, has served as a director of the Company since November 1994. From 1991 through May 1994, Dr. Horovitz served as Vice President, Business Development and Planning and from 1990 to 1991 as Vice President, Licensing at Bristol-Myers Squibb Co. ("Bristol-Myers"), a pharmaceutical and healthcare products company. Prior to this, Dr. Horovitz served from 1959 through 1989 in various positions at the Squibb Institute for Medical Research, including Vice President, Research, Planning & Scientific Liaison,

Vice President, Drug Development, and Vice President, Biological and Pharmaceutical R&D. Dr. Horovitz currently serves on the Board of Directors of Diacrin, Inc., Phyton Catalytic, Procept Corp. and InfoMed Corp. and as a Commissioner of the New Jersey Cancer Research Commission. From 1975 through 1993 Dr. Horovitz served on the Scientific Advisory Council at Princeton University and from 1976 through 1989 on the Advisory Board of Rutgers University College of Pharmacy. Dr. Horovitz received a Ph.D. in Pharmacology, and both a M.S. in Pharmacology and B.S. in Pharmacy from the University of Pittsburgh.

YUICHI IWAKI, M.D., PH.D.

     Yuichi Iwaki, M.D., Ph.D., 47, has served as a director of the Company since November 1994. Since 1992, Dr. Iwaki has held two professorships at the University of Southern California School of Medicine in the Departments of Urology, Pathology and Surgery and is Director of the Transplantation Immunology and Immunogenetic Laboratory. In addition, he holds visiting professorships at Tokai University School of Medicine and Nihon University School of Medicine in Japan and at the University of Pittsburgh School of Medicine. Prior to joining the University of Southern California Medical School faculty in 1992, Dr. Iwaki held professorships at the University of Pittsburgh in the Departments of Urology and Pathology from 1989 through 1991. Dr. Iwaki received an M.D. and a Ph.D. from Sapporo Medicine School in Sapporo, Japan.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 1997 ANNUAL MEETING

CLASS II DIRECTORS

PHILIP J. WHITCOME, PH.D.

     Philip J. Whitcome, Ph.D., 48, has served as a director of the Company since December 1992. In April 1995, Dr. Whitcome was elected Chairman of the Board and from March 1996 to September 1996 he served as acting Chief Financial Officer. From 1988 to 1994, Dr. Whitcome was President and Chief Executive Officer of Neurogen Corporation, a biopharmaceutical company. From 1981 to 1988, Dr. Whitcome was employed at Amgen Inc. ("Amgen"), a biopharmaceutical company, serving most recently as Director of Strategic Planning. Prior to joining Amgen, he served as Manager of Corporate Development for Medical Products at Bristol-Myers, and held research and marketing management positions with the Diagnostics Division of Abbott Laboratories, a pharmaceutical and medical products company. Dr. Whitcome holds a Ph.D. in Molecular Biology from the University of California at Los Angeles, a M.B.A. from the Wharton School at the University of Pennsylvania and a B.S. in Physics from Providence College.

RICHARD T. PRATT

     Richard T. Pratt, 59, has served as a director of the Company since January 1994 and served as Chairman of the Board of Directors from January 1994 to April 1995. Mr. Pratt holds a faculty position at the University of Utah, where he teaches graduate and undergraduate courses in corporate finance, banking and real estate. From 1983 through 1993, Mr. Pratt was employed at Merrill Lynch & Co. ("Merrill Lynch"), a financial services company, first as Chairman of Merrill Lynch Mortgage Capital Inc. and later as Managing Director, Financial Institutions Group, at Merrill Lynch. Mr. Pratt is also Chairman of Richard T. Pratt Associates, a financial consulting company. From 1981 to 1983, Mr. Pratt served as Chairman of the Federal Home Loan Bank Board in Washington D.C. as chief federal regulator of all federally insured savings and loan associations. Mr. Pratt has a D.B.A. degree in Finance from Indiana University and M.B.A. and B.S. degrees from the University of Utah.

JOHN K.A. PRENDERGAST, PH.D.

     John K.A. Prendergast, Ph.D., 42, is a co-founder of the Company and has served as a director of the Company since December 1992. From December 1992 to March 1996, Dr. Prendergast also served as a Vice President and the Treasurer of the Company. Dr. Prendergast has also served as a Managing Director of The Castle Group, Ltd. ("Castle"), a medical technology venture capital firm, since 1991. Dr. Prendergast is a director of Xenometrix, a medical technology company, and Atlantic Pharmaceuticals, Inc., a medical technology company. Dr. Prendergast received M.Sc. and Ph.D. degrees from the University of New South Wales, Sydney, Australia and a C.S.S. in Administration and Management from Harvard University.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 1998 ANNUAL MEETING

CLASS III DIRECTORS

LINDSAY A. ROSENWALD, M.D.

     Lindsay A. Rosenwald, M.D., 41, is a co-founder of the Company and has served as a director since December 1992. Dr. Rosenwald has served as the President and Chairman of the Board of Directors of both Castle and Paramount Capital Incorporated, an investment banking firm specializing in biomedical technology companies, since their respective inceptions in 1990 and 1992. Dr. Rosenwald also serves as the Chairman of the Board of Directors and founder of Interneuron Pharmaceuticals, Inc., a biotechnology company. In addition, Dr. Rosenwald also serves on the Board of Directors of Ansoan, Inc., Atlantic Pharmaceuticals, Inc., Biocryst Pharmaceuticals, Inc., Boston Life Sciences, Inc., Neose Technologies, Inc., Sports Pharmaceuticals, Inc., and Xenometrix, Inc., all of which are medical technology companies. Dr. Rosenwald received an M.D. from Temple University School of Medicine and a B.A. in finance from Pennsylvania State University.

LEONARD P. SHAYKIN

     Leonard P. Shaykin, 52, has served as a director of the Company since June 1995. Mr. Shaykin is the principal shareholder of Shaykin & Co., LLC ("Shaykin & Co."), a private investment and management holding company. From 1983 to 1994, Mr. Shaykin was a managing partner of Adler & Shaykin, an investment partnership organized to sponsor leveraged buyouts. Prior to forming Adler & Shaykin in 1983, Mr. Shaykin was Vice President, Director and a member of the Investment Committee of Citicorp Venture Capital Ltd. and Citicorp Capital Investors, Ltd., where he was responsible for establishing and subsequently managing a $100 million equity fund dedicated to management leveraged buyouts. Mr. Shaykin is Chairman of the Board of Directors of Na Pro BioTherapeutics, Inc., a biopharmaceutical company. He also serves as Chairman of the Neuroblastoma Foundation and is a Governing Trustee of the Jackson Laboratory, a non-profit genetic research institute, and a trustee of the University of Chicago's Graduate School of Business. Mr. Shaykin received M.B.A., M.A., and B.A. degrees from the University of Chicago and was a doctoral candidate and lecturer in 1970 at the University of Sussex, Brighton, England.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended June 30, 1996 the Board of Directors held six meetings. The Board has an Audit Committee and a Compensation Committee, but the Board as a whole performed the functions described below prior to the Company's initial public offering and, therefore, the Audit Committee did not meet separately during the fiscal year ended June 30, 1996.

     The Audit Committee will meet with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements, recommend to the Board the independent auditors to be retained and receive and consider the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of four non-employee directors: Drs. Horovitz, Prendergast and Rosenwald and Mr. Pratt.

     The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of three non-employee directors: Messrs. Pratt and Shaykin and Dr. Horovitz. It met one time during the fiscal year ended June 30, 1996.

     The Board of Directors has no standing Nominating Committee or any committee performing the functions of such committee.

     During the fiscal year ended June 30, 1996, all directors except Dr. Yuichi Iwaki attended at least 75% of the aggregate of the meetings of the Board and of the committees on which they served, held during the period for which they were directors or committee members, respectively.

                                   MANAGEMENT

EXECUTIVE OFFICERS

     The names of the executive officers of the Company and certain information about them are set forth below:

                  NAME                     AGE                         POSITION
-----------------------------------------  ---   ----------------------------------------------------
Philip J. Whitcome, Ph.D(1)..............  47    Chairman of the Board and acting Chief Financial
                                                 Officer
John Monahan, Ph.D.......................  49    President, Chief Executive Officer and Director
Thomas J. Paulson(2).....................  50    Vice President, Finance and Chief Financial Officer
                                                 and Secretary
Wanda deVlaminck(3)......................  54    Vice President, Clinical and Regulatory Affairs and
                                                 Secretary
Gary J. Kurtzman, M.D....................  41    Vice President, Research and Development

---------------
(1) Dr. Whitcome resigned as acting Chief Financial Officer of the Company effective September 20, 1996.

(2) At the September 20, 1996 meeting of the Board of Directors, Thomas J. Paulson was appointed Vice President, Finance and Chief Financial Officer and Secretary of the Company, effective immediately.

(3) Ms. deVlaminck resigned as Secretary of the Company effective September 20, 1996.

     Biographical information for Drs. Monahan and Whitcome is set forth under Proposal 1 above.

     Thomas J. Paulson was appointed Vice President, Finance and Chief Financial Officer and Secretary of the Company effective September 20, 1996. Prior to joining Avigen, Mr. Paulson was president of Paulson Associates, a biotechnology consulting firm where Avigen has been a client for the past two years. From its inception in 1989 until 1994, Mr. Paulson was Chief Financial Officer of Neurogen Corporation. From 1986 to 1989, he was Director of Finance at CibaCorning Diagnostics, Gilford Systems. From 1984 to 1986, Mr. Paulson served as financial director at Quidel Corporation. From 1971 to 1984, Mr. Paulson held various financial management positions at Abbott Laboratories. Mr. Paulson holds a MBA from the University of Chicago Graduate School of Business and a BBA in Accounting from Loyola University in Chicago.

     Wanda deVlaminck has served as Vice President, Clinical and Regulatory Affairs of the Company since its inception in 1992 and in March 1996 she was appointed as Secretary. From 1989 to 1992, Ms. deVlaminck was Vice President, Regulatory Affairs at Somatix. In this position, she was responsible for Somatix's compliance with all local, state and federal regulations pertaining to environmental issues, personnel safety and products that come under the jurisdiction of the FDA. In addition, Ms. deVlaminck managed intellectual property and license agreements at Somatix. From 1988 to 1989, Ms. deVlaminck worked on assignments in Israel, Japan, and the United States as a regulatory affairs consultant. From 1983 to 1988, she was Senior Director Regulatory Affairs at Cetus Corporation, a biotechnology company. Ms. deVlaminck received a B.S. degree in microbiology from the University of California at Berkeley and is a licensed Public Health Microbiologist in California.

     Gary J. Kurtzman, M.D. has served as Vice President, Research and Development since October 1994. From December 1993 to October 1994, Dr. Kurtzman served as Senior Director of Research and Development of the Company. From 1991 to 1993, Dr. Kurtzman was the Virology Group Leader at Gilead Sciences, Inc., a biotechnology company, where he was responsible for research related to drug discovery and preclinical development of antiviral compounds. From 1989 to 1993, he served as Associate at the Howard Hughes Medical Institute at Stanford University. From 1984 to 1988, Dr. Kurtzman was employed by the National Institutes of Health, initially as a medical staff fellow and later as a senior staff fellow in the Hematology

Branch of the National Heart, Lung and Blood Institute. Dr. Kurtzman received his M.D. degree from Washington University, St. Louis, Missouri and completed his internship and residency in internal medicine at Barnes Hospital in St. Louis, Missouri. Dr. Kurtzman is board-certified in internal medicine, with a hematology subspecialty, and is a licensed medical practitioner in California.

                                   PROPOSAL 2

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP, as the Company's independent auditors for the fiscal year ending June 30, 1997, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP, has audited the Company's financial statements since its inception in 1992. Representatives of Ernst & Young LLP, are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's Amended and Restated Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of September 15, 1996 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table employed by the Company in that capacity on September 15, 1996; (iii) all executive officers and directors of the Company as a group; and
(iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                                         BENEFICIAL OWNERSHIP(1)
                                                                         ------------------------
                                                                         NUMBER OF     PERCENT OF
                           BENEFICIAL OWNER                               SHARES         TOTAL
-----------------------------------------------------------------------  ---------     ----------
Lindsay A. Rosenwald, M.D.(2)..........................................    569,241         7.81%
  c/o The Castle Group, Ltd.
  375 Park Avenue
  New York, NY 10152
John Monahan, Ph.D.(3).................................................    235,535         3.23%
  c/o Avigen, Inc.
  1201 Harbor Bay Parkway, #1000
  Alameda, CA 94502
Philip J. Whitcome, Ph.D.(4)...........................................    214,686         2.95%
Yuichi Iwaki, M.D., Ph.D.(5)...........................................    108,175         1.48%
Wanda deVlaminck(6)....................................................     68,155            *
John K.A. Prendergast, Ph.D............................................     58,608            *
Leonard P. Shaykin(7)..................................................     47,530            *
Gary J. Kurtzman, M.D.(8)..............................................     27,934            *
Richard T. Pratt(9)....................................................      9,969            *
Zola Horovitz, Ph.D.(10)...............................................      5,078            *
All executive officers and directors as a group (10 persons)(11).......  1,284,234        17.63%

---------------
  *  Less than one percent.

 (1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G if any filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 7,285,193 shares outstanding on September 15, 1996, adjusted as required by rules promulgated by the SEC.

 (2) Includes warrants to purchase 23,877 shares of Common Stock held by Dr. Rosenwald. Also includes 160,573 shares held by Dr. Rosenwald's immediately family members and 66,914 shares held in trust for the benefit of Dr. Rosenwald's immediate family members, which he disclaims beneficial ownership of except to the extent of his pecuniary interest therein. Also includes 5,130 shares of Common Stock and warrants to purchase 3,221 shares of Common Stock held by the Aries Domestic Fund. Dr. Rosenwald is President of the sole general partner of the Aries Domestic Fund and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Also includes 5,130 shares of Common Stock and warrants to purchase 2,318 shares of Common Stock held by the Aries Trust. Dr. Rosenwald is President of the sole investment advisor to the Aries Trust and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Includes 89,606 shares of Common Stock held by Huntington Street Co. and June Street Co. Dr. Rosenwald is the sole proprietor of both entities.

 (3) Includes 2,821 shares issuable upon the exercise of options held by Dr. Monahan that are exercisable within 60 days of the date of this table.

 (4) Includes 214,686 shares issuable upon the exercise of options held by Dr. Whitcome that are exercisable within 60 days of the date of this table.

 (5) Includes 4,937 shares issuable upon the exercise of options held by Dr. Iwaki that are exercisable within 60 days and warrants to purchase 89,244 shares of Common Stock. Also includes 5,130 shares of Common Stock held by the Aries Domestic Fund. Dr. Iwaki is a director of the Aries Domestic Fund and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

 (6) Includes 8,184 shares issuable upon the exercise of options held by Ms. deVlaminck that are exercisable within 60 days of the date of this table.

 (7) Includes 2,962 shares issuable upon the exercise of options held by Dr. Shaykin that are exercisable within 60 days of the date of this table.

 (8) Includes 27,934 shares issuable upon the exercise of options held by Dr. Kurtzman that are exercisable within 60 days of the date of this table.

 (9) Includes 9,969 shares issuable upon the exercise of options held by Mr. Pratt that are exercisable within 60 days of the date of this table.

(10) Includes 5,078 shares issuable upon the exercise of options held by Dr. Horovitz that are exercisable within 60 days of the date of this table.

(11) Includes shares described in the notes above, as applicable. Includes an aggregate of 395,231 shares issuable upon exercise of certain options and warrants which certain executive officers and directors of the Company have the right to acquire within 60 days of the date of this table.

COMPLIANCE WITH THE REPORTING REQUIREMENTS OF SECTION 16(A)

     Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended June 30, 1996, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

                           COMPENSATION OF DIRECTORS

     Each non-employee director receives no cash compensation but is reimbursed for certain expenses in connection with attendance at Board and Committee meetings. In the fiscal year ended June 30, 1996, the compensation of the non-employee directors included options to Drs. Iwaki and Horovitz and Messrs. Shaykin and Pratt to purchase 1,975, 1,693, 846 and 9,969 shares, respectively, of Common Stock at an exercise prices of $0.71 per share and an option to Dr. Whitcome to purchase 515,248 shares of Common Stock at an exercise price of $0.49 per share in connection with his services as Chairman of the Board.

     In March 1996, the Board of Directors adopted and in April 1996 the stockholders approved the 1996 Non-Employee Directors' Stock Option Plan (the "Directors' Plan") and reserved 200,000 shares of Common Stock for issuance under the Directors' Plan. The Directors' Plan provides for automatic grants of options to purchase shares of Common Stock to non-employee directors of the Company. As of September 14, 1996, no options have been granted under the Directors' Plan. The essential features of the Directors' Plan are described below.

1996 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

GENERAL

     The Directors' Plan provides for the non-discretionary grant of nonstatutory stock options to non-employee directors of the Company. Nonstatutory stock options granted under Directors' the Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of nonstatutory stock options.

PURPOSE

     The Directors' Plan was adopted to provide a means by which each director of the Company who is not otherwise an employee of the Company could be given an opportunity to benefit from increases in the value of the stock of the Company, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company. Seven of the Company's current directors are eligible to participate in the Plan.

ADMINISTRATION

     The Directors' Plan is administered by the Board. The Board is authorized to delegate administration of the Directors' Plan to a committee composed of not less than two members of the Board. If administration is delegated to a committee, such committee shall have, in connection with the administration of the Directors' Plan, the powers possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Directors' Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Directors' Plan.

SHARES SUBJECT TO THE DIRECTORS' PLAN

     The Common Stock that may be sold pursuant to awards under the Directors' Plan shall not exceed in the aggregate 200,000 shares of the Company's Common Stock. If any award expires or terminates, in whole or in part, without having been exercised in full, the stock not purchased under such award will revert to, and again become available for, issuance under the Directors' Plan. The Common Stock subject to the Director's Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

ELIGIBILITY

     Stock options may be granted under the Directors' Plan only to non-employee directors.

NON-DISCRETIONARY GRANTS

     Under the Directors' Plan, each person who is, after the effective date of the Initial Public Offering, elected for the first time to be a non-employee director will automatically, upon the date of his or her initial election to be a non-employee director, be granted an option (the "Initial Grant") to purchase 15,000 shares of Common Stock. At each annual meeting of stockholders commencing with the first annual meeting held after the closing of the IPO, each nonemployee director shall be granted an option to purchase 5,000 shares of Common Stock (pro-rated if the non-employee director has served for less than a full year).

TERM AND TERMINATION

     The maximum term of options under the Directors' Plan is ten years. If the optionee's service as a non-employee director terminates for any reason or no reason, options under the Directors' Plan terminate on the earlier of the expiration date of the option or the date twelve months following the date of termination of the optionee's service as a non-employee director; provided that, if such termination of service is due to the optionee's death, the option shall terminate on the earlier of the expiration date of the option or eighteen months following the date of the optionee's death.

EXERCISE PRICE

     The exercise price of stock options under the Directors' Plan will be not less than one hundred percent (100%) of the fair market value of the Company's Common Stock on the date of grant.

CONSIDERATION

     The purchase price of Common Stock acquired pursuant to an option must be paid in full in cash at the time of exercise or, for exercises covering 1,000 or more shares, delivery of previously owned shares of the Company's Common Stock meeting certain holding period requirements.

TRANSFERABILITY

     An option shall not be transferable except by will or by the laws of descent and distribution, or pursuant to a QDRO satisfying the requirements of Rule 16b-3 and shall be exercisable during the lifetime of the person to whom the option is granted only by such person (or by his guardian or legal representative) or transferee pursuant to such an order, provided that an optionee may designate a beneficiary who may exercise the option in the event of optionee's death.

VESTING

     Options granted under the Director's Plan become exercisable in installments over a period of three years from the date of grant. Thirty-three percent (33%) of the shares vest on the first anniversary of the date of grant, thirtyfour percent (34%) of the shares vest on the second anniversary of the grant and thirty-three percent (33%) of the shares vest on the third anniversary of the grant, provided that the optionee has, during the entire period prior to such vesting date, continuously served as a Non-Employee Director, employee of, or consultant to, the Company or any affiliate of the Company.

ADJUSTMENTS UPON CHANGE IN STOCK

     If any change is made in the Common Stock subject to the Directors' Plan, or subject to any option granted under the Directors' Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Directors' Plan and outstanding options will be appropriately adjusted in the class(es) and maximum number of shares subject to the Directors' Plan and the class(es) and number of shares and price per share of stock subject to outstanding options.

     In the event of: (1) a dissolution, liquidation, or sale of all or substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (4) any other capital reorganization (including the sale of the Company to a single purchaser or single group of affiliated purchasers) after which less than fifty percent (50%) of the outstanding voting shares of the new or continuing corporation are owned by stockholders of the Company immediately before such transaction, the time during which such option may be exercised shall be accelerated to permit the optionees to exercise all options in full prior to such event, and the options terminated if not exercised prior to such event.

AMENDMENT AND TERMINATION OF THE DIRECTORS' PLAN

     The Board of Directors may amend the Directors' Plan at any time or from time to time; provided, however, that the Board shall not amend the Directors' Plan more than once every six months with respect to the provisions of the Directors' Plan which relate to the amount, price and timing of grants. No amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after its adoption by the Board of Directors, if the amendment would modify the Directors' Plan in any way if such modification requires stockholder approval in order for the Directors' Plan to comply with the requirements of Rule 16b-3.

     The Board of Directors may suspend or terminate the Directors' Plan without stockholder approval or ratification at any time or from time to time. No options may be granted under the Directors' Plan while the Plan is suspended or after it is terminated.

EFFECTIVE DATE OF THE DIRECTORS' PLAN

     The Directors' Plan became effective upon adoption by the Board in March 1996 and approval by the stockholders of the Company in April 1996.

FEDERAL INCOME TAX INFORMATION

     Stock options granted under the Plan are subject to federal income tax treatment pursuant to rules governing options that are not incentive stock options, as described under the 1996 Equity Incentive Plan description below.

                       COMPENSATION OF EXECUTIVE OFFICERS

     In March 1996 the Board adopted and in April 1996 the stockholders approved the 1996 Equity Incentive Plan. The essential features of this plan are outlined below.

                           1996 EQUITY INCENTIVE PLAN

GENERAL

     The 1996 Equity Incentive Plan (the "Incentive Plan") provides for the grant or issuance of incentive stock options and stock appreciation rights appurtenant thereto to employees and nonstatutory stock options, stock appreciation rights, restricted stock purchase awards, and stock bonuses to consultants, employees and directors. As of September 15, 1996 no option grants have been awarded under the Incentive Plan. Incentive stock options granted under the Incentive Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the Incentive Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of the various awards included in the Incentive Plan.

PURPOSE

     The Incentive Plan provides a means by which selected employees and directors of, and consultants to, the Company, and its affiliates, may be given an opportunity to purchase Common Stock of the Company or receive stock appreciation rights. The Company, by means of the Incentive Plan, seeks to retain the services of persons who are now employees of or consultants to the Company or its affiliates, to secure and retain the services of new employees and consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates.

FORMS OF BENEFIT

     The Incentive Plan provides for incentive stock options, nonstatutory stock options, restricted stock purchase awards, stock bonuses and stock appreciation rights (collectively "Stock Awards"). Stock appreciation rights authorized for issuance under the Incentive Plan may be tandem stock appreciation rights, concurrent stock appreciation rights or independent stock appreciation rights. Tandem and concurrent stock appreciation rights are generally subject to the same terms and conditions of the particular option grant to which they pertain. Independent stock appreciation rights are granted independently of any option and are generally subject to the same terms and conditions applicable to nonstatutory stock options.

ADMINISTRATION

     The Incentive Plan is administered by the Board unless and until the Board delegates administration to a committee composed of not fewer than two Board members, all of the members of which committee must be disinterested persons (unless the Board expressly declares that such requirement shall not apply) and may also be, in the discretion of the Board, outside directors. If administration is delegated to a committee, such committee will have, in connection with the administration of the Incentive Plan, the powers possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Incentive Plan, as may be adopted from time to time by the Board. The Board or the committee may delegate to a committee of one or more members of the Board the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and/or who are either (i) not then employees covered by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and are not expected to be covered by Section 162(m) of the Code at the time of recognition of income resulting from such Stock Award, or (ii) not persons with respect to whom the Company wishes to avoid the application of
Section 162(m) of the Code. The Board may abolish such committee at any time and revest in the Board the administration of the Incentive Plan. The Board has delegated the administration of the Incentive Plan to the Compensation Committee.

     The Board has the power to determine from time to time which of the persons eligible under the Incentive Plan shall be granted awards, the type of awards to be granted, when and how each award shall be granted, to construe and interpret the Incentive Plan and awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board may correct any defect in the Incentive Plan or in any award agreement to make the Incentive Plan fully effective.

SHARES SUBJECT TO THE PLAN

     The Common Stock that may be sold pursuant to awards under the Incentive Plan shall not exceed in the aggregate 600,000 shares of the Company's Common Stock. If any award expires or terminates, in whole or in part, without having been exercised in full, the stock not purchased under such award will revert to and again become available for issuance under the Incentive Plan. Shares subject to stock appreciation rights will not be available for subsequent issuance under the Incentive Plan. The Common Stock subject to the Incentive Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

ELIGIBILITY

     Incentive stock options and stock appreciation rights appurtenant thereto may be granted only to employees. Nonstatutory stock options, restricted stock purchase awards, stock appreciation rights and stock bonuses may be granted only to employees or consultants.

     A director shall in no event be eligible for the benefits of the Incentive Plan, unless at the time of grant the director is also an employee of or consultant to the Company.

     No person is eligible for the grant of an incentive stock option if, at the time of grant, such person owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company unless the exercise price of such option is at least one hundred ten percent (110%) of the fair market value of such Common Stock subject to the option at the date of grant and the option is not exercisable after the expiration of five (5) years from the date of grant, or in the case of a restricted stock purchase award, the purchase price is at least one hundred percent (100%) of the fair market value of Common Stock subject to the award at date of grant. Once the Company becomes subject to Section 162(m) of the Code (which limits the Company's deduction for compensation in excess of $1 million per year for certain executives) following the transition period for newly public companies, no person shall be eligible to be granted options and stock appreciation rights covering more than one hundred thousand (100,000) shares of the Company's Common Stock in any calendar year.

TERM AND TERMINATION

     No option is exercisable after the expiration of ten (10) years from the date it was granted.

     In the event an optionee's continuous status as an employee, director or consultant is terminated, the optionee may exercise his or her option (to the extent that the optionee was entitled to exercise it at the time of termination) but only within the earlier of (i) the date three (3) months after the termination of the optionee's continuous status as an employee, director or consultant, or (ii) the expiration of the term of the option as set forth in the option agreement.

     An optionee's option agreement may also provide that if the exercise of the option following the termination of the optionee's continuous status as an employee, director, or consultant would result in liability under Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act"), then the option shall terminate on the earlier of (i) the expiration of the term of the option set forth in the option agreement, or (ii) the tenth (10th) day after the last date on which such exercise would result in such liability under Section 16(b) of the Exchange Act. Finally, an optionee's option agreement may also provide that if the exercise of the option following the termination of the optionee's continuous status as an employee, director or consultant would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act of 1933, then the option shall terminate on the earlier of (i) the expiration of the term of the option as set forth in the immediately preceding paragraph, or (ii) the expiration of a period of three
(3) months after the termination of the optionee's continuous status as an employee, director or consultant during which the exercise of the option would not be in violation of such registration requirements.

     In the event an optionee's continuous status as an employee, director or consultant terminates as a result of the optionee's death or disability, the optionee (or such optionee's estate, heirs or beneficiaries) may exercise his or her option, but only within the period ending on the earlier of (i) twelve (12) months following such termination (or such longer or shorter period as specified in the option agreement) or (ii) the expiration of the term of the option as set forth in the option agreement.

     In the event a stock bonus or restricted stock recipient's continuous status as an employee, director or consultant terminates, the Company may repurchase or otherwise reacquire any or all of the shares of stock held by that person which have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

EXERCISE PRICE

     The exercise price of each incentive stock option will not be less than one hundred percent (100%) of the fair market value of the Company's Common Stock on the date of grant. The exercise price of each nonstatutory stock option will not be less than eighty-five percent (85%) of the fair market value on the date of grant. The purchase price of restricted stock will not be less than eighty-five percent (85%) of the fair market value of the Company's Common Stock on the date such award is made. Stock bonuses may be awarded in consideration for past services actually rendered to the Company or for its benefit.

CONSIDERATION

     The purchase price of stock acquired pursuant to a Stock Award is paid either in cash at the time of exercise or purchase, or (if determined by the Board at the time of grant for an option) by deferred payment or other arrangement or in any other form of legal consideration that may be acceptable to the Board. Additionally, in the case of an option and in the discretion of the Board at the time of the grant of an option, by delivery to the Company of other Common Stock of the Company. In the case of any deferred payment arrangement, interest will be payable at least annually and will be charged at the minimum rate of interest necessary to avoid the treatment as interest of amounts that are not stated to be interest.

TRANSFERABILITY

     An incentive stock option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the incentive stock option is granted only by such person. A nonstatutory stock option, stock bonus, or restricted stock award shall not be transferable except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order. An optionee may designate a beneficiary who may exercise his or her option after death.

VESTING

     The total number of shares of stock subject to an option may, but need not, be allotted in periodic installments. The option agreement may provide that from time to time during each of such installment periods, the option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the option became vested but was not fully exercised. The option agreement may also provide that an optionee may exercise an option prior to full vesting, provided that the Company may have a repurchase right with respect to any unvested shares.

     Restricted stock purchase awards and stock bonuses granted under the Incentive Plan may be granted pursuant to a repurchase option in favor of the Company in accordance with a vesting schedule determined by the Board.

ADJUSTMENTS UPON CHANGES IN STOCK

     If any change is made in the Common Stock subject to the Incentive Plan, or subject to any Stock Award, without receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the class(es) and maximum number of shares subject to the Incentive Plan, the maximum annual award applicable under the Incentive Plan and the class(es) and number of shares and price per share of stock subject to outstanding Stock Awards will be appropriately adjusted.

     In the event of a merger, consolidation, liquidation, dissolution or the sale of substantially all of the Company's assets or a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, any surviving corporation shall assume any Stock Awards outstanding under the Incentive Plan or shall substitute similar awards for those outstanding under the Incentive Plan or such Stock Awards shall continue in full force and effect. In the event a surviving corporation refuses to assume such Stock Awards or substitute similar awards, then, with respect to stock awards held by persons then performing services as employees, directors or consultants, the time during which such Stock Awards may be exercised shall be accelerated prior to completion of such transaction and such Stock Awards terminated if not exercised prior to such transaction.

AMENDMENT OF THE INCENTIVE PLAN

     The Board at any time, and from time to time, may amend the Incentive Plan. However, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will increase the number of shares reserved for issuance under the Incentive Plan, modify the requirements as to eligibility for participation or in any other way if such modification requires stockholder approval in order for the Incentive Plan to satisfy the requirements of Section 422 of the Code or to comply with the requirements of Rule 16b-3. The Board may in its sole discretion submit any other amendment to the Incentive Plan for stockholder approval.

TERMINATION OR SUSPENSION OF THE INCENTIVE PLAN

     The Board may suspend or terminate the Incentive Plan at any time. Unless sooner terminated, the Incentive Plan shall terminate in March 2006. No Stock Awards may be granted under the Incentive Plan while the Incentive Plan is suspended or after it is terminated.

FEDERAL INCOME TAX INFORMATION

     Incentive Stock Options. Incentive stock options under the Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

     There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

     If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or
(b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year. Capital gains currently are generally subject to lower tax rates than ordinary income. The maximum long-term capital gains rate for federal income tax purposes is currently 28% while the maximum ordinary income rate is effectively 39.6% at the present time. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options.

     To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

     Nonstatutory Stock Options. Nonstatutory stock options granted under the Incentive Plan generally have the following federal income tax consequences:

     There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness and the satisfaction of a reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     Potential Limitation on Company Deductions. As part of the Omnibus Budget Reconciliation Act of 1993, the U.S. Congress amended the Code to add Section 162(m) which denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to awards granted in the future under the Incentive Plan, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

                            SUMMARY OF COMPENSATION

     The following table shows for the fiscal years ended June 30, 1996 and 1995 compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other two most highly compensated executive officers at June 30, 1996 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                LONG TERM
                                                                              COMPENSATION
                                                       ANNUAL                   AWARDS(2)
                                                   COMPENSATION(1)      -------------------------
                                                  -----------------     SECURITIES    ALL OTHER
          NAME AND PRINCIPAL                      SALARY      BONUS     UNDERLYING   COMPENSATION
               POSITION                  YEAR       ($)        ($)      OPTIONS(#)      ($)(3)
---------------------------------------  ----     -------     -----     ----------   ------------
John Monahan, Ph.D.....................  1996     163,274       --        11,286          576
President and Chief....................  1995     159,935       --            --          576
Executive Officer
Wanda deVlaminck.......................  1996     132,017       --        16,930          492
Vice President, Clinical...............  1995     127,200       --         7,900          491
and Regulatory Affairs
Gary J. Kurtzman, M.D..................  1996     125,000       --        16,930          461
Vice President, Research...............  1995     120,000       --        22,573          461
and Development

---------------
(1) As permitted by rules promulgated by the Commission, no amounts are shown for fiscal year ending June 30, 1994.

(2) The Company has no restricted stock awards, stock appreciation rights (SARs) or long-term incentive plans (LTIPs).

(3) Represents insurance premiums paid by the Company with respect to term life insurance for the benefit of the named executive.

                       STOCK OPTION GRANTS AND EXERCISES

     The Company has granted options to its executive officers under its 1993 Stock Option Plan (the "1993 Plan") and in the future will grant options to executive officers under its 1996 Equity Incentive Plan (the "1996 Plan") (collectively the "Plans"). As of September 15, 1996, options to purchase a total of 283,198 shares were outstanding under the Plans and options to purchase 200,000 shares remained available for grant under the 1996 Plan. In March 1996, the Board of Directors determined that no further options would be granted under the 1993 Plan.

     The following tables show for the fiscal year ended June 30, 1996, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                 POTENTIAL
                                                   INDIVIDUAL GRANTS                        REALIZABLE VALUE AT
                              -----------------------------------------------------------     ASSUMED ANNUAL
                                              PERCENT OF TOTAL                                RATES OF STOCK
                                                  OPTIONS                                   PRICE APPRECIATION
                                                 GRANTED TO      EXERCISE OR                FOR OPTION TERM(1)
                                 OPTIONS        EMPLOYEES IN     BASE PRICE    EXPIRATION   -------------------
            NAME              GRANTED(#)(2)   FISCAL YEAR%(3)      ($/SH)         DATE       5%($)      10%($)
----------------------------  -------------   ----------------   -----------   ----------   -------     -------
John Monahan................      11,286             1.6            $0.49        9/15/05    141,639     228,316
Wanda deVlaminck............      16,930             2.4            $0.49        9/15/05    212,471     342,494
Gary J. Kurtzman, M.D.......      16,930             2.4            $0.49        9/15/05    212,471     342,494

---------------
(1) The potential realizable value is based on the term of the option at the time of grant (10 years). Assumed stock price appreciation of 5% and 10% is used pursuant to rules promulgated by the commission. The potential realizable value is calculated by assuming that the Company's initial public offering price of $8.00 per share appreciates at the indicated rate, for the entire term of the option and that the option is exercised and sold on the last day of its term at the appreciated price.

(2) Options granted become exercisable at the rate of 6.25% of the shares subject to the option each quarter for four years. The options expire 10 years from the date of grant, or earlier upon termination of employment.

(3) Based on 700,147 options granted to employees and directors of, and consultants to, the Company during the fiscal year ended June 30, 1996.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION VALUES

                                                                        NUMBER OF
                                                                        SECURITIES          VALUE OF
                                                                        UNDERLYING         UNEXERCISED
                                                                       UNEXERCISED        IN-THE-MONEY
                                                                      OPTIONS AT FY-       OPTIONS AT
                                           SHARES                         END(#)            FY-END($)
                                         ACQUIRED ON      VALUE        EXERCISABLE/       EXERCISABLE/
                 NAME                    EXERCISE(#)   REALIZED($)   UNEXERCISABLE(1)   UNEXERCISABLE(2)
---------------------------------------  -----------   -----------   ----------------   -----------------
John Monahan...........................       -             -             2,116/9,170   $  13,775/$59,697
Wanda deVlaminck.......................       -             -            6,632/18,198   $ 43,307/$118,833
Gary J. Kurtzman, M.D..................       -             -           24,336/33,224   $159,157/$217,285

---------------
(1) Reflects shares vested and unvested at June 30, 1996. Certain options granted under the 1993 Plan are immediately exercisable, but are subject to the Company's right to repurchase unvested shares on termination of employment.

(2) Fair market value of the Company's Common Stock at June 30, 1996 ($7.00) minus the exercise price of the options.

                             EMPLOYMENT AGREEMENTS

     In August and October 1992, the Company entered into employment agreements with John Monahan, the Company's President and Chief Executive Officer, and with Wanda deVlaminck, the Company's Vice President, Clinical and Regulatory Affairs. The employment agreements provide for, among other items, (i) a minimum base salary of at least $150,000 and $120,000 per year for Dr. Monahan and Ms. deVlaminck, respectively, and (ii) severance payments and benefits at the standard compensation rate for 12 months or until new employment in the gene therapy field is commenced, unless termination is for just cause. The employment agreements automatically renew for successive one year periods unless 30 days prior written notice is provided by either party or unless terminated by either party for just cause.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT(1)

     The Compensation Committee of the Board of Directors ("Committee") is composed of Dr. Horovitz and Messrs. Pratt and Shaykin, none of whom are currently officers or employees of the Company. The Committee is responsible for establishing the Company's compensation programs for all employees, including executives. For executive officers, the Committee evaluates performance and determines compensation policies and levels.

COMPENSATION PHILOSOPHY

     The primary goal of the compensation program is to align compensation with business objectives and performance. The Company's aim is to attract, retain and reward executive officers and other key employees who contribute to the longterm success of the Company and to motivate those individuals to enhance long-term stockholder value. To establish this relationship between executive compensation and creation of stockholder value, the Board of Directors has adopted a total compensation package comprised of base salary and stock option awards. Key elements of this philosophy are:

     - The Company pays competitively with leading biotechnology companies with which the Company competes for talent.

     - The Company maintains annual incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

     - The Company provides significant equity-based incentives for executives and other key employees to ensure that they are motivated over the long-term to respond to the Company's business challenges and opportunities as owners and not just as employees.

     Base Salary. The Committee annually reviews each executive officer's base salary. Among the factors taken into consideration are (1) individual and corporate performance, (2) levels of responsibility, (3) prior experience, (4) breadth of knowledge of the industry, and (5) competitive pay practices.

     Bonus. The Company believes that executive performance may be maximized via a system of annual incentive awards. The actual incentive awards earned depend on the extent to which the Company and individual performance objectives are achieved. During the fiscal year, the Compensation Committee will review and approve the annual performance objectives for the Company and the individual officers. The Company's objectives consist of operating, strategic and financial goals that are considered to be critical to the Company's overall goal: building stockholder value. Given the Company's early stage of development and current financial position, the Board of Directors did not grant any bonuses during the fiscal year ended June 30, 1996. For the next fiscal year the Board of Directors determined that the primary goals in building stockholder value were:

     - understanding, identifying and developing products in the research pipeline as candidates for clinical testing

     - implementing strategies relating to the development of manufacturing capacity for clinical testing

     - establishing strategic corporate collaborations to facilitate product development and provide support for clinical testing

     - identifying additional potential applications for products which are currently under development

---------------

     (1)The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

     Long-Term Incentives. The Company's long-term incentive program consists of the Plans. The Plans utilize vesting periods (generally four years) to encourage key employees to continue in the employ of the Company. Through option grants, executives receive significant equity incentives to build long-term stockholder value. The exercise price of options granted under the Plans generally is 100% of fair market value of the underlying stock on the date of grant. Employees receive value from these grants only if the Company's Common Stock appreciates over the long-term. The size of option grants is determined based on competitive practices at leading companies in the biotechnology industry and the Company's philosophy of significantly linking executive compensation with stockholder interests.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Dr. Monahan's base salary, bonus and grants of stock options were determined in accordance with the criteria described in the "Base Salary," Bonus," and "Long Term Incentives" sections of this report. Dr. Monahan's Base Salary of $163,274 reflects the Board's subjective assessment of (1) his very favorable performance, (2) his skills in relation to other CEOs in the Company's industry, (3) the Board's confidence in Dr. Monahan's ability to lead the Company's continued development, and (4) his broad involvement in the operations of the Company. Considering these factors, the Committee set Dr. Monahan's base annual salary at $200,000 through the fiscal year ending June 30, 1997.

CERTAIN TAX CONSIDERATIONS

     Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for federal income tax purposes of not more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

     The Board of Directors believes that at the present time it is unlikely that the compensation paid to any executive officer in a taxable year will exceed $1 million. Therefore, the Board of Directors has not established a policy for determining which forms of incentive compensation awarded to executive officers shall be designed to qualify as "performance-based compensation."

                             COMPENSATION COMMITTEE

                                    Zola Horovitz, Ph.D.
                                    Richard T. Pratt
                                    Leonard P. Shaykin

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     John Monahan, Ph.D., the Company's President and Chief Executive Officer participated in the deliberations of the Board of Directors concerning executive officer compensation, except where the decision directly involved his compensation package.

PERFORMANCE MEASUREMENT COMPARISON(1)

     The following graph shows the total stockholder return of an investment of $100 in cash on May 22, 1996 for (i) the Company's Common Stock, (ii) the Nasdaq Stock Market (U.S.) and (iii) the American Stock Exchange Biotechnology Index (the "AMEX Biotech"). All values assume reinvestment of the full amount of all dividends and are calculated as of May 22 of each year:

                                                                   AMEX Bio-
      Measurement Period                          Nasdaq Com-     technology
    (Fiscal Year Covered)        Avigen, Inc.    posite Index        Index
5/22/96                                    100             100             100
6/28/96                                     88              95              91

(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                              CERTAIN TRANSACTIONS

     In March 1996, in connection with a bridge financing in which the Company raised $1,937,500 (the "1996 Bridge Financing"), the Company entered into a Placement Agency Agreement with Paramount Capital Incorporated ("Paramount"), pursuant to which the Company agreed to pay Paramount a selling commission of 7% of the gross proceeds from the financing, and a non-accountable expense allowance of 3% of the gross proceeds and warrants to purchase a number of newly issued shares of Common Stock equal to 10% of the warrants issued in the offering to Paramount and its designees at an exercise price of 110% of the exercise price of the warrants in connection with its services as placement agent. Dr. Rosenwald, a director of the Company, is the Chairman of the Board, President and sole stockholder of Paramount. In addition, Mr. Shaykin, a director of the Company, purchased $25,000 aggregate principal amount of notes in the 1996 Bridge Financing and received a warrant to purchase 2,500 shares of Common Stock at an exercise price equal to $6.40 per share. The warrant is exercisable until March 2001.

     In March 1996, the Company completed a private placement of its Series D Preferred Stock ("Series D Private Placement"). Pursuant to a March 1995 Engagement Agreement between the Company and Dr. Yuichi Iwaki, a director of the Company, Dr. Iwaki received a fee for identifying investors in the amount of $25,279. In addition, the Company issued warrants to purchase up to 45,272 shares of Series D Preferred Stock at an exercise price of $7.80 per share, which equaled 110% of the purchase price of the Series D Preferred Stock. The warrants are exercisable until March 2001.

     In October 1995, the Company entered into an agreement with The Aries Trust pursuant to which The Aries Trust extended a bridge loan in the principal amount of $80,000. The loan bore interest at the rate of 12% per year and was due and payable on the earlier of April 1996 or the receipt by the Company of an equity investment in excess of $500,000. In December 1995, the Company paid the principal amount of $80,000 plus accrued interest in the amount of $1,707 and issued warrants to purchase 1,805 shares of Common Stock at an exercise price of $7.09 per share. The warrants are exercisable until November 2005. Dr. Rosenwald is the President of Aries Financial Services, which serves as the investment manager of The Aries Trust.

     In September 1995, the Company entered into an agreement with the Aries Domestic Fund pursuant to which the Aries Domestic Fund extended a bridge loan in the principal amount of $120,000. Dr. Rosenwald is President of the sole general partner to the Aries Domestic Fund. Dr. Iwaki is a director of the Aries Domestic Fund. The loan bore interest at the rate of 12% and was due and payable on the earlier of March 1996 or the receipt by the Company of an equity investment in excess of $500,000. In December 1995, the Company paid the principal amount of $120,000, accrued interest in the amount of $2,880 and issued warrants to purchase 2,708 shares of Common Stock at an exercise price of $7.09. The warrants are exercisable until October 2005.

     In July 1995, the Company granted to Dr. Whitcome, chairman of the Board of Directors of the Company, an option to purchase 515,248 shares of Common Stock at $0.49 per share, exercisable for ten years from the date of grant. The shares vest in equal monthly installments over thirty-six months. The shares issuable upon exercise of such option are subject to repurchase at the original price per share upon cessation of service prior to vesting in such shares. Such grant was made outside of the 1993 Stock Plan.

     In July 1995, the Company completed a private placement of shares of its Series C Preferred Stock in which Paramount acted as placement agent. Under the agreement, Paramount received (i) a commission of 9% of gross proceeds received by the Company from investors, (ii) a nonaccountable expense allowance equal to 4% of the gross proceeds and (iii) warrants to purchase 10% of the Series C Shares sold by Paramount. For a period of eighteen months from the final closing date, Paramount was entitled to receive a commission of 9% and a non-accountable expense allowance equal to 4% of any securities sold by the Company, other than in a public offering, to individuals or entities who purchased the Series C Preferred Stock through Paramount prior to the final closing date. As of September 15, 1996, Paramount had received cash payments in the amount of $156,024 and warrants to purchase 24,471 shares of Series C Preferred Stock, at an exercise price of $5.36 per share. The warrants are exercisable until June 2005. In addition, Mr. Shaykin, a director of the Company, and an immediate family member purchased a total of 47,198 shares of Series C Preferred Stock at a price of $4.87 per share in the private placement.

INDEMNIFICATION

     The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party be reason of his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's Amended and Restated Bylaws.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors


                                          THOMAS J. PAULSON
                                          Secretary

October 22, 1996

                                  AVIGEN, INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON NOVEMBER 22, 1996



        The undersigned hereby appoints JOHN MONAHAN and THOMAS J. PAULSON, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Avigen, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Avigen, Inc. to be held at 1201 Harbor Bay Parkway, #1000, Alameda, California on Friday, November 22, 1996, at 9:00 a.m. local time, and at any and all continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

        UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

        MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE OF THIS PROXY CARD.



                           (Continued on other side)


                                       1.

                          (Continued from other side)

PROPOSAL 1:     To elect three directors to hold office until the 1999 Annual
                Meeting of Stockholders.

/ /  FOR all nominees listed below              / / WITHHOLD AUTHORITY to vote
     (except as marked to the contrary              for all nominees listed
     below).                                        below.

NOMINEES:  John Monahan, Ph.D.
           Zola Horovitz, Ph.D.
           Yuichi Iwaki, M.D., Ph.D.

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S) WRITE SUCH NOMINEE(S)' NAME(S) BELOW:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 2:     To ratify selection of Ernst & Young LLP as independent
                auditors of the Company for its fiscal year ending June 30, 1997.

                  / / FOR         / / AGAINST     / / ABSTAIN



Dated ____________, 1996           _________________________________________

                                   _________________________________________
                                   SIGNATURE(S)


                                   Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.


PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.




                                       2.